EXHIBIT 10.9

                      [GERMAN AMERICAN BANCORP LETTERHEAD]





HAND DELIVERY

September 2, 1998


Mr. George W. Astrike
German American Bancorp
711 Main Street
Box 810
Jasper, Indiana 47576

         RE:      Stock Option Agreement

Dear Mr. Astrike:

         The Stock Option Committee of the Board of Directors of German American Bancorp (the "Corporation"), pursuant to the Corporation's 1992 Stock Option Plan, as amended August 21, 1998 (the "Plan"), hereby grants to you as of the date of this letter an option (the "Option"), which Option shall have the following terms and conditions, in addition to those provided in the Plan:

     1. Number of Shares: 58,000 shares, subject to adjustment as provided in the Plan.

     2. Exercise Price: $24.50 per share, subject to adjustment as provided in the Plan.

     3. Expiration Date: The Option, to the extent unexercised, shall expire at 12:00 noon, Jasper time, on September 1, 2018.

     4. Exercisability. This Option shall be immediately and fully exercisable subject to the other terms and conditions of the Plan.

     5. Extension of Termination Date. As authorized under Section 8(d) of the Plan, the Committee waives prospectively the provisions of Sections 8(a) through 8(c) in connection with this Option and extends the termination date of the Option to the earlier of the date you exercise the Option in full or the Expiration Date, regardless of the termination of your employment or your disability or death.

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     The Option shall be in all respects, limited and conditioned as provided in the Plan except as waived above. A copy of the Plan is enclosed with this letter. During your lifetime, the Option will be exercisable only by you.
Neither the Option nor any right thereunder may be transferred other than by will or the laws of descent and distribution.

     Exercise of the Option shall be subject to your making any representations as to such matters as the Committee, in its discretion, may determine to be necessary or advisable to evidence compliance with requirements under the Securities Act of 1933, as amended, or state securities laws for registering or exempting from registration any offer of sale of the Corporation's securities pursuant to the Plan.

     This letter,  upon your  delivery of an executed  copy to the  Corporation,
shall  constitute  a  binding  stock  option  agreement   between  you  and  the
Corporation.

                                               Very truly yours,

                                               GERMAN AMERICAN  BANCORP

                                               BY THE STOCK OPTION COMMITTEE
                                               OF THE BOARD OF DIRECTORS

                                               BY THE FOLLOWING MEMBERS:



                                               /s/ Joseph Steurer


                                               /s/ David G. Buehler


                                               /s/ A.W. Place, Jr.


                                               /s/ Robert L. Ruckrigel


                                               /s/ David G. Graham

                          ACKNOWLEDGMENT AND AGREEMENT

         I hereby acknowledge receipt of this letter granting me the above Option as well as receipt of a copy of the Plan, and I acknowledge and agree to be bound by the following:

         1. I have received a copy of the Plan and agree to be bound by the terms and conditions set forth therein.

         2. Until such time (if ever) as the offering of Common Shares under the plan is registered under federal securities laws, the Common Shares subject to the Option are being offered pursuant to the "private offering" exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). In that connection, I agree that I will acquire Common Shares pursuant to this Option for investment purposes for my own account without any view to redistribute them to others unless such registration is in effect at the time of any exercise of my Option. If registration is not in effect at the time of any exercise of my Option, I acknowledge that the Common Shares acquired thereby will not be transferable except upon delivery to the Corporation of an opinion of counsel or such other evidence as may be satisfactory to the Corporation that such transfer is exempt from registration under the 1933 Act, as amended, applicable state securities laws, or any rule or regulation promulgated thereunder.

         3. The certificates evidencing the Common Shares, including both originally and subsequently issued certificates, will (unless the offer and sale of the Common Shares to me upon my exercise shall have been registered) bear a restrictive legend substantially as follows:

         The Common Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and have been acquired in a private offering. Sales, pledges, hypothecations, and other transfers of the Common Shares may be made only upon delivery to the Corporation of an opinion of counsel or other evidence satisfactory to the Corporation that such transfer is exempt from registration under the Securities Act of 1933, as amended, applicable state securities laws, or any rule or regulation promulgated thereunder.

         4. The Corporation will issue instructions to its transfer agent, Fifth Third Bank, Cincinnati, Ohio, not to honor request for transfer of Common Shares issued subject to the Option, whether or not evidenced by originally or subsequently issued certificates, unless the conditions set forth in the preceding legend (if applicable) have been satisfied.


EXECUTED this 2nd day of September, 1998.

/s/ George W. Astrike
George W. Astrike